Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

Dear Sirs/Madams:

         We have read Item 4.02 of GFR Pharmaceuticals, Inc.'s Form 8-K dated Sptember 23, 2005 and agree with the statements made therein.


                                                    Respectfully submitted,


                                                    /s/ Robison, Hill & Co.
                                                    Certified Public Accountants

Salt Lake City, Utah
December 16, 2005